Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-277099, 333-277710, 333-277100, 333-283641, 333-283642, 333-283644, 333-267329, 333-277086, 333-277088, 333-277092, 333-277097, and 333-277096) of Equitable Financial Life Insurance Company of America of our report dated March 20, 2025 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 20, 2025